Exhibit 31.2
CERTIFICATION
I, Timothy R. Yost, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of The Corporate Executive Board Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: April 30, 2008
/s/ Timothy R. Yost
Timothy R. Yost
Chief Financial Officer